UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

KITARA MEDIA CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51840	20-3881465
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

525 Washington Blvd
Suite 2620
Jersey City, New Jersey	07310
(Address of Principal Executive Offices)	(Zip Code)

 (201) 539-2200
(Registrant’s Telephone Number, Including Area Code)

                    Ascend Acquisition Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on July 22, 2013, Kitara Media Corp. (f/k/a Ascend Acquisition Corp.) (the “Company”) appointed Lisa VanPatten as its Chief Financial Officer.

On August 19, 2013, the Company entered into a formal employment agreement (the “Agreement”) with Ms. VanPatten.  Pursuant to the Agreement, Ms. VanPatten will receive a base salary of $160,000 per year and will be eligible to earn an annual performance bonus targeted to be $40,000 if certain performance objectives are met.  Ms. VanPatten was also granted options to purchase 500,000 shares of the Company’s common stock, such options exercisable at $0.50 per share and vesting in quarterly annual installments commencing on August 1, 2013 (i.e., an option for 31,250 shares per quarter).  The Agreement may be terminated by either party for any reason on 10 days’ prior written notice.  Upon termination, Ms. VanPatten will be entitled to her base salary through the date of termination, valid expense reimbursements and certain unused vacation pay; provided that if the termination is by the Company without cause, Ms. VanPatten will also be entitled to an additional amount equal to 2 months of her base salary.  Additionally, upon a change in control that results in Ms. VanPatten’s termination, Ms. VanPatten will be entitled to an amount equal to 4 months of her base salary.

The Agreement also contains provisions for the protection of the Company’s intellectual property and for non-compete restrictions in the event of termination of Ms. VanPatten’s employment (generally imposing restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from the Company’s customers, in each case for a period of one year following termination).

The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 19, 2013, the Company filed with the Secretary of State of the State of Delaware an amendment to the certificate of incorporation of the Company (“Certificate of Amendment”) to change its name from “Ascend Acquisition Corp.” to “Kitara Media Corp.”  A copy of the Certificate of Amendment was previously filed with the Company’s Information Statement on Schedule 14C filed on July 26, 2013, which is incorporated by reference as Exhibit 3.1 hereto.

The Company’s common stock, par value $.0001 (“Common Stock”), will continue to be quoted on the OTC Bulletin Board; however, in connection with the name change, the Company has changed its trading symbol from “ASCQ” to “KITM.”   The Common Stock began trading under this new symbol commencing on August 20, 2013.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits:

Exhibit	Description
3.1
Certificate of Amendment of the Certificate of Incorporation of Ascend Acquisition Corp. (incorporated by reference to Appendix A of the Company’s Information Statement on Schedule 14C filed on July 26, 2013)

10.1	Employment Agreement by and between Ascend Acquisition Corp. and Lisa VanPatten.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2013	KITARA MEDIA CORP.

	By:	/s/ Robert Regular
Robert Regular
Chief Executive Officer